UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2014

Angstron Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

On November 26, 2014, Angstron Holdings Corporation (the “Company”) made a loan to American Compass, Inc. (“ACI”), an affiliated California corporation, for the principal sum of One Million Dollars (US$1,000,000.00) (the “Note”). The Note will bear no interest as long as it is paid in full on or before November 25, 2017 (the “Maturity Date”); provided, however, that if the Note is not paid in full on or before the Maturity Date, interest shall accrue at the rate of three percent (3%) per annum from the date of the Note.

The Company and ACI are related parties because they are both controlled by the same shareholder. In accordance with Section 78.140 of the Nevada Revised Statutes, the Note and the nature of the interested party transaction were disclosed, deemed fair and approved by the disinterested members of the Board of Directors of the Company.

The foregoing text of this Item 1.01 is qualified in its entirety by the Note, attached hereto as Exhibit 10.1.  The terms of the Note are incorporated by reference herein.

Item 9.01 Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1

Promissory Note, dated November 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: December 3, 2014	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer

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